Exhibit 99.1

BOSTON PRIVATE CLOSES SALE OF

WESTFIELD CAPITAL

Boston, MA – December 14, 2009 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today announced the closing of an agreement through which the management team of Westfield Capital Management has completed its purchase of Westfield, as outlined in a prior agreement.

As previously disclosed, BPFH has:

•	Received approximately $59 million in cash up front.

•	Improved its TCE/TA ratio[1] by roughly 50 basis points

•	Retained a 12.5 percent interest in Westfield revenues for eight years, allowing BPFH to continue to participate in Westfield’s future growth, subject to certain caps and floors.

•	Booked a one-time pre-tax gain of approximately $45 million.

BPFH Chairman and CEO Timothy L. Vaill said, “This closing marks another important step forward for BPFH as we continue to improve our capital position and focus our resources on our core wealth management partners. The shareholders of BPFH have benefited significantly in the twelve years that Westfield was part of this Company. We are pleased that the structure of the transaction provides us with the opportunity to continue to participate in the growth of this terrific franchise and we wish the management team at Westfield continued success in the future.”

Boston Private Financial Holdings

Boston Private Financial Holdings is a national financial services organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through a very selective acquisition process and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com.

[1]	The Company calculates its Tangible Common Equity (non-GAAP) by adjusting its total equity to account for Goodwill and Intangibles, TARP funding, and the redemption value of non-controlling interests under ARB 51.

###

CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

857-598-4779

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking and investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.